                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box
/ / Preliminary Proxy Statement    / / Confidential, For Use of the Commission
/X/ Definitive Proxy Statement         Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 14a-11(c) or 14a-12

                             TRANSMEDIA NETWORK INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement no.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                   [Letterhead of Transmedia Network Inc.]



Fellow Stockholders:

      Please accept my personal invitation to attend our Annual Meeting of Stockholders on March 1, 2000 at 10:00 a.m., Eastern Standard Time. This year's meeting will be held in the Cypress Room at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida 33154. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, I will also report on the operations of the Company.

      We hope that you will attend. Regardless of whether you plan to attend or not, please complete, date, sign and return the enclosed proxy as soon as possible. It is important that your shares be represented at the meeting.

                            YOUR VOTE IS IMPORTANT

      We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope regardless of whether you plan to attend the annual meeting.


                                          Sincerely yours,


                                          ----------------------------------
                                          Gene M. Henderson
                                          President and Chief
                                          Executive Officer

                           TRANSMEDIA NETWORK INC.
                           11900 Biscayne Boulevard
                             Miami, Florida 33181
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MARCH 1, 2000
                              --------------------

To the Stockholders
of Transmedia Network Inc.:

      The 2000 Annual Meeting of Stockholders of Transmedia Network Inc. will be held in the Cypress Room at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida 33154, on Wednesday, March 1, 2000 at 10:00 a.m., Eastern Standard Time, to consider and act upon the following matters:

      (1)The election of six (6) directors to serve until the next annual meeting or until their successors have been elected and qualified.

      (2)The approval of an amendment to our 1996 Long-Term Incentive Plan, as amended, to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares.

      (3)Such other business as may properly come before the meeting or any adjournments or postponements thereof.

      Owners of record of the Common Stock of the Company, par value $.02 per share, and the Series A Preferred Stock of the Company, par value $.01 per share, at the close of business on January 26, 2000 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournment thereof. A list of Stockholders of the Company as of the close of business on January 26, 2000 will be available for inspection during normal business hours from 10:00 a.m., February 16, 2000 through 5:00 p.m., February 29, 2000 at the Company's Florida offices at 11900 Biscayne Boulevard, Miami, Florida 33181. The Company's 1999 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO PLEASE SIGN, DATE AND MAIL THE ACCOMPANYING PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT A QUORUM WILL BE PRESENT AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors,


                                    -----------------------------------
                                    KATHRYN M. FERARA
                                    Secretary

Miami, Florida
January 28, 2000

                             TRANSMEDIA NETWORK INC.

                                -----------------
                                 PROXY STATEMENT
                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           to be held on March 1, 2000


                                 INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Transmedia Network Inc., a Delaware corporation, for use at the Company's Annual Meeting of Stockholders to be held in the Cypress Room at the Sheraton Bal Harbour, 9701 Collins Avenue, Bal Harbour, Florida 33154, on Wednesday, March 1, 2000 at 10:00 a.m., Eastern Standard Time, and at any adjournment thereof.

      This Proxy Statement and the enclosed form of proxy are first being sent or given to Stockholders of the Company on or about January 28, 2000.

Purposes of Meeting

      The purposes of the meeting are to consider and act upon the following matters:

         1. The election of six (6) directors to serve until the next annual meeting or until their successors have been elected or qualified.

         2. The approval of an amendment to our 1996 Long-Term Incentive Plan, as amended, to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares.

         3. Such other business as may properly come before the meeting or any adjournment or postponements thereof.

Record Date; Proxy; Vote Required; Recommendation; Solicitation

      Only owners of record of shares of Common Stock, par value $.02 per share (the "Common Stock"), and Series A Preferred Stock, par value $.10 per share (the "Series A Preferred Stock" and, together with the Common Stock, the "Voting Stock"), at the close of business on January 26, 2000 are entitled to receive notice of, and to vote at, the meeting or any adjournment thereof. Each owner of record on the record date is entitled to one vote for each share of Voting Stock of the Company so held and there is no cumulative voting. The Common Stock and the Series A Preferred Stock are the only classes of securities issued by the Company that entitle an owner of record to vote on the proposals contained herein. On January 26, 2000 there were 13,632,709 shares of Common Stock and 4,149,378 shares of Series A Preferred Stock issued and outstanding. The presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares of the Voting Stock entitled to vote is necessary to constitute a quorum.

      Proxies in the accompanying form are solicited on behalf and at the direction of the Board of Directors. All shares of Voting Stock represented by properly executed proxies will be voted at the meeting in accordance with the instructions made on the proxies, unless such proxies have previously been revoked. Regarding the election of Directors to serve until the 2001 Annual Meeting of Stockholders, in voting by proxy, Stockholders may vote in favor of all nominees or withhold their votes as to all nominees or withhold their votes as to specific nominees. With respect the proposal to approve the amendment to the 1996 Long-Term Incentive Plan, as amended (the "1996 Plan") and with respect to any other proposal to be voted upon, Stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. Stockholders should specify their choices on the enclosed form of proxy. If authority to vote a proxy has not been withheld and no instruction is indicated, the shares will be voted FOR the election of the nominees for directors to the Board of Directors and FOR the proposal to approve the amendment to the 1996 Plan. If any other matters are properly presented at the meeting for action, including a question of adjourning the meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

      The Company's Board of Directors unanimously recommends that all Stockholders vote FOR the election of the Nominees for Director named in this Proxy Statement and FOR the proposal to approve the amendment to the 1996 Plan.

         A Stockholder executing and returning a proxy has the power to revoke it before it is exercised, and may do so by delivering a subsequently signed and dated proxy or other written notice to the Secretary of the Company at any time prior to the vote at the meeting or by appearing at the meeting and voting in person the shares to which the proxy relates. Any written notice revoking a proxy should be sent to the Company, attention: Kathryn M. Ferara, Secretary. The mailing address of the Company's executive offices is 11900 Biscayne Boulevard, Miami, Florida 33181.

      Directors will be elected by a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the election of directors. Approval of the proposed amendment to the 1996 Plan will require the affirmative vote of the holders of a majority of the shares of Voting Stock cast, provided that the total vote cast on the proposal represents more than 50% of all Voting Stock outstanding on the Record Date and entitled to vote on the proposal. Abstentions and broker non-votes will have no effect, other than to render more difficult obtaining votes constituting 50% of all Voting Stock outstanding on the Record Date and entitled to vote on the proposal. Approval of any other matter will require the affirmative vote of the holders of a majority of the shares of Voting Stock cast, except as may otherwise be provided in the Certificate of Incorporation or By-laws of the Company, by the rules of the New York Stock Exchange, Inc., or by the General Corporation

Law of the State of Delaware. Abstentions and broker non-votes will have no effect with respect to any other matter.

      After the initial mailing of this Proxy Statement, proxies may be solicited by telephone, telegram or personally by directors, officers and other employees of the Company (who will not receive any additional compensation therefor). All expenses with respect to this solicitation will be paid by the Company. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxies and the proxy material to their principals, and the Company will, upon request, reimburse them for their reasonable expenses in doing so. We have engaged the firm of Georgeson & Company to assist us in the distribution and solicitation of proxies and have agreed to pay a fee of $7,500 plus out-of-pocket costs and expenses for these services.

                               PROPOSAL NO. 1:
                            ELECTION OF DIRECTORS

      The Board of Directors proposes for election as Directors of the Company the following nominees: F. Philip Handy, Gene M. Henderson, Rod F. Dammeyer, Herbert M. Gardner, George S. Wiedemann and Lester Wunderman, each of whom is currently a Director of the Company.

      Directors will be elected by a plurality of the votes cast.

      The following table sets forth certain information relating to the nominees for election to the Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the above named nominees, who have consented to serve if elected. If a nominee is unable to serve as a director (an event not now anticipated), the proxies will be voted by the proxy holders for a substitute nominee.

      The Company's Board of Directors recommends that the Stockholders vote FOR the election to the Board of each of the following nominees.


                            NOMINEES FOR ELECTION

                                        Position and/or          Director
       Nominee               Age(1)   Principal Occupation        Since
       -------               ------   --------------------        -----

       F. Philip Handy         55     Chairman of the Board       1998
                                      and President, Winter
                                      Park Capital Company

       Gene M. Henderson       53     Director, President         1998
                                      and Chief Executive
                                      Officer of the
                                      Company

       Rod F. Dammeyer         59     Managing Partner,           1998
                                      Equity Group Corporate
                                      Investments

       Herbert M. Gardner      60     Senior Vice President,      1983
                                      Janney Montgomery
                                      Scott Inc.

       George S. Wiedemann     55     Chairman of the Board       1998
                                      and Chief Executive
                                      Officer, Grey Direct Marketing Group, Inc.

       Lester Wunderman        79     Chief Executive Officer,    1998
                                      Wunderman, L.L.C.

-------------
(1) As of January 1, 2000.


Business Experience

      F. Philip Handy is Chairman and President of Winter Park Capital Company, a private investment firm he founded in 1980. From 1996 through 1999, he was a Managing Director of Equity Group Investments, Inc. Mr. Handy currently serves as a director of each of Anixter International, Inc., Banca Quandium S.A., Chart House Enterprises, Wink Communications Group Inc. and Davel Communications.

      Gene M. Henderson was elected President and Chief Executive Officer of the Company in October 1998. From March 1997 until June 1998, Mr. Henderson was President and Chief Executive Officer of DIMAC Marketing, a full service direct marketing company based in St. Louis. From 1977 until March 1997, Mr. Henderson was employed in various capacities by Epsilon Data Management, a database marketing firm based in Burlington, Massachusetts. From 1990 until 1998, Epsilon was a wholly-owned subsidiary of American Express Company. Among his positions at Epsilon, Mr. Henderson served as Chief Operating Officer and prior to that as President of the division of Epsilon that provides services to membership and fundraising organizations.

      Rod F. Dammeyer is managing partner of Equity Group Corporate Investments which has, among other things, investments in approximately 20 companies, several of which are public entities. In addition, he is a director and vice-chairman of Anixter International, Inc. where he has been employed since 1985. Mr. Dammeyer is also a director of Allied Riser Communications

Corporation, Antec Corporation, CNA Surety Corp., Inc., GATX Corporation, Grupo Azucarero Mexico (GAM), IMC Global, Inc., Matria Healthcare, Inc., Stericycle, Inc. and TeleTech Holdings, Inc. He is also a trustee of the Van Kampen Closed-End Funds.

      Herbert M. Gardner has been a Senior Vice President of Janney Montgomery Scott Inc., an investment banking firm, for more than five years. He was a director of two predecessors of the Company from 1983 through 1987. Mr. Gardner is a director of Nu Horizons Electronics Corp., an electronics components distributor. He is Chairman of the Board of Supreme Industries, Inc., which manufactures specialized truck bodies and shuttle buses. He is also a director of TGC Industries, Inc., a company in the geophysical services industry, a director of Hirsch International Corp., an importer of computerized embroidery machines, a developer of embroidery machine application software and a provider of other services to the embroidery industry, a director of Co-Active Marketing Group, Inc., a marketing and sales promotion company, and an organizer and proposed director of Rumson-Fair Haven Bank and Trust Company, a New Jersey state independent commercial bank and trust company in the process of organization.

      George S. Wiedemann is the Chairman of the Board and Chief Executive Officer of Grey Direct Marketing Group, Inc., a direct marketing agency he founded in 1979, that specializes in multimedia direct response advertising. He also co-founded and has served as Chairman and Chief Executive Officer of Grey Interactive and Grey Direct e.Marketing in 1993 and 1995, respectively. Mr. Wiedemann was elected to the Direct Marketing Association Board of Directors in October 1990, and in 1999 served as Chariman of that Board and presently serves as Chairman-Elect of that Board.

      Lester Wunderman is founder and Chief Executive Officer of Wunderman, L.L.C., a marketing consulting company. From 1988 through 1998, he was Chairman of the Board of Wunderman Cato Johnson, a direct marketing advertising agency which he founded in 1958, and a director of Dentsu Wunderman Direct, an affiliated company in Japan. From 1958 until 1988 he served as President of Wunderman Cato Johnson. He currently also serves as a Visiting Professor of Direct Marketing at the School for Continuing Education and Professional Studies at New York University. He is Chairman/Director of I-Behavior Inc. and also serves as a director of each of InfoNautics Corporation and Mypoints. Mr. Wunderman also serves on the Board of Directors of the Children's Television Workshop. He was formerly a director of The Advertising Council and of Direct Marketing Association. He was Secretary-Treasurer of the American Association of Advertising Agencies and a member of its Operations Committee and Board of Directors.

Meetings and Committees of Board of Directors

      During the fiscal year ended September 30, 1999 ("Fiscal 1999"), the Compensation Committee of the Company consisted of Rod F. Dammeyer, George S. Wiedemann and, for the period through May 1999, Melvin Chasen. The Compensation Committee was charged with administering the 1996 Plan, reviewing the compensation of senior management and recommending to the Board of Directors such changes to the compensation of senior management, including changes to the Company's compensation plans and programs, as the Compensation Committee determines are appropriate.

      During Fiscal 1999, the Audit Committee of the Company consisted of F. Philip Handy, Jack Africk and Herbert M. Gardner. The Audit Committee is charged with recommending to the Board of Directors the engagement of the Company's independent public accountants, reviewing the plan and results of the auditing engagement with the Chief Financial Officer of the Company and the independent public accountants and reviewing the scope and nature of the Company's internal auditing system with the Chief Financial Officer.

      During the fiscal year ended September 30, 1999, the Board of Directors held 8 meetings, the Compensation Committee held 2 meetings, and the Audit Committee held 3 meetings. Each director attended at least 75% of the aggregate number of meetings held by the Board and any committee on which he served.

Compensation of Directors

      The Company pays each director who is not a full-time employee an annual stipend of $18,000 in quarterly installments in arrears on January 1, April 1, July 1 and October 1 of each fiscal year. Full-time employees of the Company who also serve as directors do not receive compensation for attending board meetings. The 1996 Plan allows non-employee directors to elect to take their directors' fees in either cash or as deferred stock awards. The Company also pays each member of the Audit Committee and the Compensation Committee an attendance fee of $1,000 for each meeting of the respective committee attended by such member.

                            EXECUTIVE COMPENSATION

      The following table summarizes for the last three years compensation earned by or awarded to those serving as chief executive officer and the other four most highly compensated officers during Fiscal 1999:

                          SUMMARY COMPENSATION TABLE

                                                                          Long-Term
                                              Annual Compensation       Compensation
                                         -----------------------------  ------------
                                                                            Awards
                                                                        ------------
                                                               Other     Securities
                                                               Annual    Underlying      All Other
                                         Salary      Bonus     Compen-  Options/SARs   Compensation
Name and Principal Position    Year         $          $       sation       (#)             ($)
---------------------------    ----      ------     -------    ------   ------------   ------------
Gene M. Henderson(1)           1999     $320,385    175,000      --       390,000(2)   $64,816(3)
  President and Chief          1998      --         --           --         --            --
  Executive Officer            1997      --         --           --         --            --

James M. Callaghan             1999      334,615    --           --         --            --
  Vice President of the        1998      321,000    --           --        58,750         --
  Company and President        1997      300,000    30,000       --        15,000         --
  of Transmedia
  Restaurant Company
  Inc.

Stephen E. Lerch               1999      200,000    --           --         --          37,400(4)
  Executive Vice               1998      218,800    --           --        25,000         --
  President and Chief          1997      193,000    15,000       --        30,000         --
  Financial Officer

Paul A. Ficalora               1999      164,769    --           --         --          68,173(5)
  Executive Vice President     1998      168,500    --           --        25,000       35,128(6)
  of Transmedia Restaurant     1997      155,500    --           --         6,000         --
  Company Inc.

Christine M. Donohoo(7)        1999      177,692    150,000      --       150,000         --
  President of                 1998      --         --           --         --            --
  Transmedia Service           1997      --         --           --         --            --
  Company Inc.

------------
(1) Mr. Henderson became President and Chief Executive Officer of the Company on October 13, 1998. See "Employment, Consulting and Other Agreements" for a summary of the terms of his employment arrangements with the Company.

(2) Includes (i) options to purchase 250,000 shares at an exercise price of $2.00 per share, which were granted under the 1996 plan and expire in October 2008, (ii) options to purchase 100,000 shares at an exercise price of $2.375 per share, which were granted under the 1996 Plan and expire in October 2008 and (iii) 40,000 shares of restricted stock granted under the 1996 Plan which will fully vest in July 2001, unless Mr. Henderson is terminated before such date, at which time such shares will vest immediately.

(3) Includes (i) $53,816 in moving expenses and (ii) an $11,000 car allowance.

(4) Includes (i) $25,000 in deferred moving expenses and (ii) a $12,000 car allowance.

(5) Includes (i) $56,173 in sales commissions and (ii) a $12,000 car allowance.

(6) Includes (i) $23,128 in sales commissions and (ii) a $12,000 car allowance.

(7) Ms. Donohoo became President of Transmedia Service Company Inc. in January 1999. See "Employment, Consulting and Other Agreements" for a summary of the terms of her employment arrangements with the Company.

Options Granted

      Shown below is further information regarding employee stock options awarded during Fiscal 1999 under the 1996 Plan to the executive officers named above. No stock appreciation rights were awarded during the year.


                                     OPTIONAL GRANTS IN LAST FISCAL YEAR

                                              Individual Grants
                      ------------------------------------------------------------------------
                                                                                                           Potential Realizable
                                                   Percent of                                                Value at Assumed
                                                     Total                                                   Annual Rates of
                                       Number of    Options    Exercise   Market                               Stock Price
                                       Securities  Granted to     of      Price                                Appreciation
                                       Underlying   Employees    Base     on Date                            for Option Term
                          Date of       Options     in Fiscal    Price      of     Expiration        -----------------------------
    Name                  Grant         Granted       Year      ($/sh)     Grant       Date             0%         5%        10%
    ----                  ----         ----------  ----------  ---------  -------   ----------        -----      ------     ------

Jack Africk           March 4, 1999       6,500        0.67%      $4.56    $4.56   March 4, 2009      $29,640     $48,280    $76,879

Rod F. Dammeyer       March 4, 1999       5,500        1.55%      $4.56    $4.56   March 4, 2009      $25,080     $40,852    $65,051

Christine M. Donohoo  January 5, 1999   150,000       15.46%      $2.63    $2.63   January  2009     $394,500    $642,597 $1,023,231

Herbert M. Gardner    March 4, 1999       6,500        0.67%      $4.56    $4.56   March 4, 2009      $29,640     $48,280    $76,879

F. Philip Handy       March 4, 1999       5,500        0.57%      $4.56    $4.56   March 4, 2009      $25,080     $40,852    $65,051

Gene M. Henderson     October 26, 1998  250,000       25.77%      $2.00    $2.375  October 26, 2008  $687,500  $1,060,903 $1,633,784

Gene M. Henderson     October 26, 1998  100,000       10.31%      $2.375   $2.375  October 26, 2008  $237,500    $386,861   $616,014

George Wiedemann      March 4, 1999       5,500        0.57%      $4.56    $4.56   March 4, 2009      $25,080     $40,852    $65,051

Lester Wunderman      March 4, 1999       5,500        0.57%      $4.56    $4.56   March 4, 2009      $25,080     $40,852    $65,051


Employment, Consulting and Other Agreements

      The following is a summary of the employment arrangements with the Named Executive Officers:

      Gene M. Henderson. In October 1998, the Board elected Mr. Henderson President and Chief Executive Officer of the Company. The terms of his employment include: (i) a base salary of $350,000 per year (subject to adjustment annually in October of each year, with no adjustment applied in October 1999) and a bonus of up to 100% of his base salary (with a guaranteed minimum bonus of $175,000 for Fiscal 1999); (ii) ten-year options to purchase 250,000 shares of Common Stock at an exercise price of $2.00, and (iii) ten-year options to purchase an additional 100,000 shares of Common Stock at an exercise price of $2.375. All the options vest ratably over four years following their date of grant. The vesting schedule of the options may be accelerated, however, if the Company's stock price achieves certain closing price levels for 20 consecutive trading days as follows: (a) 50% of the options vest if the stock price is at or above $12.00 per share; (b) an additional 25% of the options vest if the stock price is at or above $16.00 per share; and (c) 100% of the options vest if the stock price is at or above $20.00 per share. The terms of Mr. Henderson's employment restrict him from competing against the Company for a one-year period following the termination of his employment with the Company and also provide that Mr. Henderson will be entitled to receive a lump sum payment equal to 18 months base salary from the employment termination date plus the greater of his guaranteed bonus for that year (if any) or the pro rata bonus of the maximum bonus for that year payable upon the occurrence of a "Change in Control" (as defined in the 1996 Plan). In addition, upon a Change in Control, all of Mr. Henderson's stock options will vest as provided in the 1996 Plan.

      James Callaghan. In October 1998, the Company and Mr. Callaghan amended the terms of his employment to provide that he will serve the Company as Vice President and as President of Transmedia Restaurant Company Inc. until September 30, 2001. His annual base salary will be $335,000 and he is eligible to receive a bonus not to exceed one-half of his salary during each year. The Company also agreed to maintain in force a $500,000 life insurance policy on his life, which will be transferred to Mr. Callaghan, without cost, at the end of the employment term (whether or not he becomes disabled during the term of his employment). If Mr. Callaghan becomes disabled during the employment term, he will receive his full compensation during the first six months of disability (including a pro rata bonus, if any), and thereafter will be paid 75% of his salary until the end of the term of his employment (including a pro rata bonus, if any). Upon a Change of Control (as defined in the 1996 Plan), all unvested options would vest and be exercisable in accordance with the terms of the 1996 Plan. The terms of his employment restrict Mr. Callaghan from competing against the Company for a two-year period following the termination of his employment.

      Stephen E. Lerch. Mr. Lerch received a base salary of $200,000. The terms of his employment also provide that Mr. Lerch will be entitled to receive a lump sum payment of $500,000 in the event of a "change of control" of the Company in which he was not offered a comparable position of comparable salary. The terms of his engagement letter do not define a "change of control".

      Christine M. Donohoo. In January 1999, the Company appointed Ms. Donohoo as President of Transmedia Service Company. The terms of her employment include:
(i) a base salary of $275,000 per year (subject to adjustment annually in October of each year, with no adjustment applied in October 1999) and a bonus of up to 85% of her base salary (with a guaranteed minimum bonus of $150,000 for Fiscal 1999); and (ii) ten-year options to purchase 150,000 shares of Common Stock at an exercise price of $2.63. All the options vest ratably over four years following their date of grant. The vesting schedule of the options may be accelerated, however, if the Company's stock price achieves certain closing price levels for 20 consecutive trading days as follows: (a) 50% of the options vest if the stock price is at or above $12.00 per share; (b) an additional 25% of the options vest if the stock price is at or above $16.00 per share; and (c) 100% of the options vest if the stock price is at or above $20.00 per share. If Ms. Donohoo is terminated by the Company (other than for cause, disability or death) within one year of the occurrence of a "Change in Control" (as defined in the 1996 Plan), she will be entitled to receive severance payments equal to 18 months base salary from the employment termination date plus the greater of her guaranteed bonus for that year (if any) or the pro rata bonus of the maximum bonus for that year payable. In addition, upon a Change in Control, all of Ms. Donohoo's stock options will vest as provided in the 1996 Plan. Ms. Donohoo will also be entitled to continue participation for up to 12 months in those employee benefit programs in which she was participating on her termination date. The terms of Ms. Donohoo's employment restrict her from competing against the Company following the termination of her employment with the Company for a period of one year or, if longer, for as long as she receives severance payments and benefits from the Company.

Compliance With Reporting Requirements

      The Company believes that, during the fiscal year ended September 30, 1999, all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its officers, directors and greater than ten percent Stockholders were complied with on a timely basis.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      For the fiscal year ended September 30, 1999, the Compensation Committee performed the functions of a board compensation committee. No executive officers served on the Compensation Committee.

      During Fiscal 1999, the Company retained the services of Equity Group Corporate Investments to perform financial consulting and investment advisory services for it. Rod F. Dammeyer is managing partner of Equity Group Corporate Investments. The Company believes that such services have been on terms no less favorable to the Company than could have been obtained with other independent parties. In Fiscal 2000, the Company anticipates paying fees and expenses to Equity Group Corporate Investments in the amount of $250,000.

      In June 1999, the Company paid a $500,000 cash fee to GAMI Investments, Inc., an affiliate of Samstock LLC, upon the closing of a $10,000,000 term loan with GAMI (the "GAMI Loan"). Rod F. Dammeyer is Vice President of Samstock LLC, which is also an affiliate of Equity Group Corporate Investments, of which Mr. Dammeyer is managing partner. The $500,000 fee was refunded to the Company upon the completion in November 1999 of a rights offering (the "Rights Offering") to purchase shares of Series A Preferred Stock of the Company, par value $.10 per share (the "Series A Preferred"), and the issuance to Samstock LLC of warrants to purchase 1,000,000 shares of Common Stock at a price of $2.48 per share. The Company believes that these transactions were on terms no less favorable to the Company than could have been obtained with other independent parties.

The following report of the Compensation Committee and the performance graph that appears immediately after such report should not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.


                      REPORT OF THE COMPENSATION COMMITTEE

      The Company's executive compensation program is designed to help attract, retain, and motivate the highly qualified personnel needed to manage the Company's business and affairs. To meet these goals, the Company has implemented a compensation program with the following components:

      o base salaries that reflect the scope and responsibilities of the position, as well as the skills, knowledge, experience, abilities, and contributions of each individual executive.

      o short-term incentives that are based on the financial performance of the Company.

      o long-term incentives that balance the executive officer's short- and long-term perspectives and provide rewards consistent with Stockholder returns.

      Compensation decisions are made following an assessment of the individual's contributions to the Company's success, any significant changes in the individual's role or responsibility, and internal equity of the Company's compensation relationships.

      The competitiveness of the Company's total compensation program--incorporating base salaries, short-term incentives and long-term incentives--is reviewed, and, where appropriate, with the assistance of outside compensation consultants. Based on the these internal and external reviews, the Company concluded that the compensation paid to its executives was fair and reasonable. In general, the Company believes that the overall compensation levels for the executive group should reflect competitive levels of compensation for comparable positions in similarly sized companies over the long term.

      The Company believes that it is essential to link executive compensation and Company performance. To meet this objective, the Company maintains a stock option program which provides option grants on a regular, though not necessarily annual, basis to provide participants with an opportunity to share in the Company's performance. Stock option grants and stock awards reflect the past contributions of the individual, the individual's ability to affect Company profitability, the scope of the individual's responsibilities, the need to retain the individual's services over time and management's assessments and recommendations. All executive officers, including the chief executive officer, are eligible to participate in this program.

      The Company's policy of awarding cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for achievement of substantive Company and personal objectives. Actual awards paid are based primarily on actual Company performance. During Fiscal 1999, no cash performance bonuses were awarded to executive officers of the Company, with the exception that Mr. Henderson and Ms. Donohoo each received bonuses which were required under the terms of their respective employment arrangements with the Company.

Chief Executive Officer Compensation

      Mr. Henderson's employment arrangements consist of a base salary of $350,000; an annual bonus eligibility of up to 100% of his base salary (with a guaranteed $175,000 bonus paid for Fiscal 1999). He also received ten-year options to purchase 250,000 shares with an exercise price of $2.00 and an additional 100,000 shares with an exercise price of $2.375. The options vest ratably over a four year period, subject to earlier vesting in the event the Company's stock price meets certain stipulated levels.

      In recognition of Mr. Henderson's accomplishments on behalf of the Company throughout Fiscal 1999, the Compensation Committee awarded him 40,000 shares of restricted stock under the 1996 Plan which will fully vest in July 2001. The Compensation Committee believes that such an award is appropriate in light of the Company's achievements during Mr. Henderson's tenure as President and Chief Executive Officer, including the acquisition on June 30, 1999 of the Dining a la Card program, the completion in November 1999 of the $10,000,000 rights offering with respect to the Company's Series A Preferred Stock and the completion of the securitization of the Company's rights-to-receive, including those rights-to-receive purchased in the Dining a la Card acquisition.


      Additional information concerning the salary, bonus, and stock awards for the Company's senior executive officers can be found in the section appearing elsewhere in this Proxy Statement under the caption "Executive Compensation."

Compliance With Internal Revenue Code Section 162(m)

      The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take appropriate action to maintain the tax deductibility of its executive compensation.


                             COMPENSATION COMMITTEE


                             Rod F. Dammeyer
                             George S. Wiedemann


January 28, 2000

Performance Analysis

      Set forth below is a line graph comparing the cumulative total return of the Company, the Standard & Poor's 500 Stock Price Index ("S&P 500") and the Standard & Poor's Financials Index ("S&P Financials Index") for the five fiscal years commencing October 1, 1994 and ended September 30, 1999.

                       Stock Performance Graph and Table
                            Comparison of Five-Year
            Cumulative Total Returns Among Transmedia Network Inc.,
                      S&P 500 and the S&P Financials Index

                              [Line Graph Omitted]

Company                           09/30/94  09/30/95  09/30/96  09/30/97  09/30/98  09/30/99
-------                           --------  --------  --------  --------  --------  --------
Transmedia Network Inc. ......      100        76        44        32        24        23

S&P 500 Composite Index ......      100        126       149       205       220       277

S&P Financials Index .........      100        138       168       259       248       285

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Except as otherwise specified, the following table sets forth certain information, as of January 1, 2000, regarding ownership of the Company's Voting Stock by each person who is known by the Company to own beneficially more than 5% of its Voting Stock. Except as otherwise specified, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned by him.


                                                             Amount of       Options and
                                               Amount of      Series A         Warrants                       Percent of
                                             Common Stock   Preferred Stock  Exercisable                         Total
                                             Beneficially   Beneficially       Within       Total Voting         Voting
Name and Address                                Owned         Owned(1)         60 Days         Stock             Stock
----------------                             ------------   ---------------   ----------    ------------      ----------

Melvin Chasen .......................            840,009           -              -            840,009(2)          4.72%
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

Samstock, L.L.C. ....................          2,020,519       2,840,489      1,930,102(3)   8,443,674(4)(5)      42.47%
Halmostock Limited Partnership                   438,305         206,204        168,046(6)
  (see footnote 4 for addresses)

Pioneering Investment ...............          1,286,000(7)         -             -           1,286,000            9.43%
Management Inc.
  60 State Street
  Boston, Massachusetts 02109

      Except as otherwise specified, the following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of January 1, 2000, by each nominee for election as a director of the Company, the executive officers named in the "Summary Compensation Table" and the executive officers and directors as a group, and includes options and warrants to purchase shares of Common Stock which will become exercisable within 60 days of January 1, 2000. Except as otherwise indicated, each such Stockholder has sole voting and investment power with respect to the shares beneficially owned by such Stockholder.

                                                             Amount of       Options and
                                               Amount of      Series A         Warrants                       Percent of
                                             Common Stock   Preferred Stock  Exercisable                         Total
                                             Beneficially   Beneficially       Within       Total Voting         Voting
Name and Address                                Owned         Owned(1)         60 Days         Stock             Stock
----------------                             ------------   ---------------   ----------    ------------      ----------

F. Philip Handy .....................            272,347         84,632         71,348         428,327(8)          2.40%
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

                                                             Amount of       Options and
                                               Amount of      Series A         Warrants                       Percent of
                                             Common Stock   Preferred Stock  Exercisable                         Total
                                             Beneficially   Beneficially       Within       Total Voting         Voting
Name and Address                                Owned         Owned(1)         60 Days         Stock             Stock
----------------                             ------------   ---------------   ----------    ------------      ----------

Gene M. Henderson ...................            150,000         46,613         87,911         284,524(9)          1.59%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York  10022

James M. Callaghan ..................             85,662         27,153        169,614         282,429(10)         1.57%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York  10022

Rod F. Dammeyer .....................            --               --             5,000           5,000(11)           *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

Paul A. Ficalora ....................            186,035          --            32,500         218,535(12)         1.23%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York  10022

Herbert M. Gardner ..................            294,401         91,486         38,939         424,826(13)         2.38%
  c/o Transmedia Network Inc.
  750 Lexington Avenue
  New York, New York  10022

Stephen E. Lerch ....................            --               --            26,250          26,250(14)           *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

Christine M. Donohoo ................             15,000          --            37,500          52,500(15)           *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

George S. Wiedemann .................              6,000          --            34,132          40,132(16)           *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

Lester Wunderman ....................             26,000          --            59,132          85,132(17)           *
  c/o Transmedia Network Inc.
  11900 Biscayne Boulevard
  Miami, Florida  33181

All directors and executive officers
as a group (10 persons)..............          1,035,445        249,884        562,326          1,847,655         10.07%
persons)

------------
 * Represents less than 1%.

(1)   Each share of Series A Preferred Stock is presently convertible into
      1.00882 shares of Common Stock at the option of the holder.

(2) Includes for Mr. Chasen (i) 461,131 shares of Common Stock held by Mr. Chasen, (ii) 178,100 shares of Common Stock held by a family partnership jointly controlled by Mr. Chasen and his wife and (iii) 200,778 shares of Common Stock held by Mr. Chasen's wife. Mr. Chasen disclaims beneficial ownership of 200,778 shares of Common Stock held by his wife. Subject to the terms of the Amended and Restated Agreement Among Stockholders (the "Agreement Among Stockholders"), dated as of March 3, 1998, among EGI-Transmedia Investors, L.L.C., Samstock, L.L.C. and Mr. Chasen and his wife, the Chasen's beneficially owned shares of Common Stock are subject to shared voting and disposition power with Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C., which are affiliates of Equity Group Corporate Investments of which Rod F. Dammeyer is managing partner.

(3) Includes 25,053 of the 2,865,542 shares of Common Stock issuable upon the conversion of the 2,840,489 shares of Series A Preferred Stock held by Samstock, L.L.C. (representing the additional voting power Samstock, L.L.C. would gain upon conversion of it shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted).

(4) Includes 840,009 shares of Common Stock which are owned by Mr. Chasen and his wife, but which are subject to the voting and disposition restrictions contained in the Agreement Among Stockholders.

(5)   Based in part: (i) upon information set forth in Amendment No. 3 to the
      Schedule 13D filed on November 13, 1999 by Samstock, L.L.C., (ii) other information available to the Company and (iii) pursuant to a Stockholders' Agreement (the "Stockholders' Agreement"), dated as of March 3, 1998, among the referenced entities. According to the Stockholders' Agreement, each entity appointed Samstock, L.L.C. and EGI-Transmedia Investors, L.L.C. its true and lawful attorney and proxy, during the period of such Stockholders' Agreement, to appear for, represent, and vote the shares of Common Stock held by each stockholder, as defined in the Stockholders' Agreement. The warrants to purchase share of Common Stock held by each stockholder are exercisable in equal parts at $6.00 per share, $7.00 per share and $8.00 per share and expire in March 2003. The addresses for these entities are as follows: Samstock, L.L.C. at Two North Riverside Plaza, Chicago, Illinois 60606 and Halmostock Limited Partnership at 21 W. Las Olas Boulevard, Fort Lauderdale, Florida 33301.

(6) Includes 1,819 of the 208,023 shares of Common Stock issuable upon the conversion of the 206,204 shares of Series A Preferred Stock held by Halmostock Limited Partnership (representing the additional voting power Halmostock Limited Partnership would gain upon conversion of it shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted).

(7) Based on Amendment No. 1 to Schedule 13G filed on January 15, 1999 by Pioneering Investment Management Inc.

(8) Includes for Mr. Handy (i) 272,347 shares of Common Stock beneficially owned by Mr. Handy, (ii) 84,632 shares of Series A Preferred Stock beneficially owned by Mr. Handy, (iii) options to purchase 5,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2008, (iv) warrants to purchase 56,470 shares of Common Stock, which are exercisable in equal parts at $6.00 per share, $7.00 per share and $8.00 per share and expire in March 2003, (v) 9,132 shares of Common Stock that Mr. Handy may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director's fees and (vi) 746 of the 85,378 shares of Common Stock issuable upon the conversion of the 84,362 shares of Series A Preferred Stock held by Mr. Handy (representing the additional voting power

      Mr. Handy would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted).

(9) Includes for Mr. Henderson (i) 150,000 shares of Common Stock beneficially owned by Mr. Henderson, (ii) 46,613 shares of Series A Preferred Stock beneficially owned by Mr. Henderson, (iii) options to purchase 62,500 shares of Common Stock at an exercise price of $2.00 per share, which were granted under the 1996 plan and expire in October 2008, (iv) options to purchase 25,000 shares of Common Stock at an exercise price of $2.375 per share, which were granted under the 1996 Plan and expire in October 2008 and (iv) 411 of the 47,024 shares of Common Stock issuable upon the conversion of the 46,613 shares of Series A Preferred Stock held by Mr. Henderson (representing the additional voting power Mr. Henderson would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted). Does not include options which were granted under the 1996 Plan to purchase 262,500 shares of Common Stock, which are not exercisable within 60 days of January 1, 2000.

(10) Includes for Mr. Callaghan (i) 59,125 shares of Common Stock beneficially owned by Mr. Callaghan, (ii) 26,537 shares of Common Stock held in Mr. Callaghan's Individual Retirement Account, (iii) 27,153 shares of Series A Preferred Stock beneficially owned by Mr. Callaghan, (iv) options to purchase 84,375 shares of Common Stock at an exercise price of $4.8333 per share, which options were granted under the 1987 Plan and expire in May 2002, (v) options to purchase 33,751 shares of Common Stock at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, (vi) options to purchase 22,500 shares of Common Stock at an exercise price of $5.8750 per share, which options granted under the 1987 Plan and expire in March 2004 (the exercise price of these options was adjusted in March 1998 from $15.00 per share to $5.8750 per share, which was the closing price of the Common Stock on the effective date of the grant), (vii) options to purchase 11,250 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1987 Plan and expire in March 2005 (the exercise price of these options was adjusted from $12.25 per share to $5.8750 per share, which was the closing price of the Common Stock on the effective date of the grant), (viii) options to purchase 3,750 shares of Common Stock at an exercise price of $4.3750 per share, which options were granted under the 1996 Plan and expire in April 2007 and (ix) 239 of the 27,392 shares of Common Stock issuable upon the conversion of the 27,153 shares of Series A Preferred Stock held by Mr. Callaghan (representing the additional voting power Mr. Callaghan would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted). All of such options are presently exercisable. Does not include (x) options issued under the 1987 and 1996 Plans to purchase 40,000 shares of Common Stock, which are not exercisable within 60 days of January 1, 2000, or (y) 5,724 shares of Common Stock held in the Individual Retirement Account of Mr. Callaghan's wife, as to all of which shares Mr. Callaghan disclaims beneficial ownership.

(11) Includes for Mr. Dammeyer options to purchase 5,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2008.

(12) Includes for Mr. Ficalora (i) options to purchase 15,750 shares of Common Stock at an exercise price of $7.4445 per share, which options were granted under the 1987 Plan and expire in September 2003, (ii) options to purchase 3,000 shares of Common Stock at an exercise price of $4.3750 per share, which options were granted under the 1996 Plan and expire in April 2007, (iii) options to purchase 10,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2005 (the exercise price of these options was adjusted in March 1998 from $12.25 per share to $5.8750 per share, which was the closing price of the Common Stock on the effective date of the grant) and (iv) options to purchase 3,750 shares of Common Stock at an exercise price of $4.50 per share, which options were granted under the 1996 Plan and expire in August 2008. All of such options are presently exercisable. Does not include (x) options to purchase 14,250 shares of Common Stock, which were granted under the 1996

      Plan and are not exercisable within 60 days of January 1, 2000, (y) 6,075 shares of Common Stock held by Mrs. Ficalora and (z) 1,350 shares of Common Stock held by Mr. Ficalora's child, as to all of which shares Mr. Ficalora disclaims beneficial ownership.

(13) Includes for Mr. Gardner (i) 294,401 shares of Common Stock beneficially owned by Mr. Gardner, (ii) 91,486 shares of Series A Preferred Stock beneficially owned by Mr. Gardner, (iii) options to purchase 7,500 shares of Common Stock at an exercise price of $15.00 per share, which options were granted under the 1987 Plan and expire in March 2004, (iv) options to purchase 5,000 shares of Common Stock at an exercise price of $12.25 per share, which options were granted under the 1987 Plan and expire in March 2005, (v) options to purchase 5,000 shares of Common Stock at an exercise price of $7.875 per share, which options were granted under the 1996 Plan and expire in March 2006, (vi) options to purchase 5,500 shares of Common Stock at an exercise price of $4.3750 per share, which options were granted under the 1996 Plan and expire in June 2007, (vii) options to purchase 6,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2008, (viii) 9,132 shares of Common Stock that Mr. Gardner may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director's fees and (ix) 807 of the 92,293 shares of Common Stock issuable upon the conversion of the 91,486 shares of Series A Preferred Stock held by Mr. Gardner (representing the additional voting power Mr. Gardner would gain upon conversion of his shares of Series A Preferred Stock due to the conversion rate of 1.00882 shares of Common Stock per each share of Series A Preferred Stock converted). Does not include (x) options which were granted under the 1996 Plan to purchase 6,500 shares of Common Stock, which are not exercisable within 60 days of January 1, 2000, (y) 3,834 shares of Common Stock held by Mr. Gardner's wife individually or as custodian for their children and (z) 1,191 shares of Series A Preferred Stock held by Mr. Gardner's wife individually or as custodian for their children, as to all of which shares Mr. Gardner disclaims beneficial ownership.

(14) Includes for Mr. Lerch (i) options to purchase 15,000 shares of Common Stock at an exercise price of $5.25 per share, which options were granted under the 1996 Plan and expire in February 2007, (ii) options to purchase 5,000 shares of Common Stock at an exercise price of $4.3750 per share, which options were granted under the 1996 Plan and expire in April of 2007 and (iii) options to purchase 6,250 shares of Common Stock at an exercise price of $4.50 per share, which options were granted under the 1996 Plan and expire in August of 2008. Does not include options which were granted under the 1996 Plan to purchase 78,750 shares of Common Stock, which are not exercisable within 60 days of January 1, 2000.

(15) Includes for Ms. Donohoo (i) 15,000 shares of Common Stock owned by Ms. Donohoo and (ii) options to purchase 37,500 shares of Common Stock at an exercise price of $2.63 per share, which options were granted under the 1996 Plan and expire in February 2009. Does not include options which were granted under the 1996 Plan to purchase 112,500 shares of Common Stock, which are not exercisable within 60 days of January 1, 2000.

(16) Includes for Mr. Wiedemann (i) 6,000 shares of Common Stock owned by Mr. Wiedemann, (ii) options to purchase 25,000 shares of Common Stock at an exercise price of $5.8750 per share, which options were granted under the 1996 Plan and expire in March 2008 and (iii) 9,132 shares of Common Stock that Mr. Wiedemann may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director's fees.

(17) Includes for Mr. Wunderman (i) 26,000 shares of Common Stock owned by Mr. Wunderman, (ii) options to purchase 50,000 shares of Common Stock at an exercise price of $5.8570 per share, which options were granted under the 1996 Plan and expire in March 2008 and (iii) 9,132 shares of Common Stock that Mr. Wunderman may elect to take as a deferred stock award under the 1996 Plan in lieu of his annual director's fees.

                                PROPOSAL NO. 2:
                            APPROVAL OF AMENDMENT TO
                       THE 1996 LONG-TERM INCENTIVE PLAN

General

      The Stockholders are being asked to approve an amendment to the 1996 Plan, in order to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares. The 1996 Plan was adopted by the Board of Directors on January 19, 1996, approved by the Company's stockholders on March 20, 1996. Under the 1996 Plan as it exists presently, a maximum of 1,505,966 shares of Common Stock may be subject to outstanding awards at any point in time.

      As of January 26, 2000, there were 206,996 shares of Common Stock available for issuance under the 1996 Plan (exclusive of the increase in shares subject to stockholder approval at this meeting). Options to purchase 1,259,000 shares and 40,000 shares of restricted stock granted pursuant to the 1996 Plan were outstanding as of this date.

      The 1996 Plan authorizes the Compensation Committee of the Board of Directors (the "Committee") to administer the grant of awards thereunder. The provisions of these awards are outlined below. The 1996 Plan is structured to allow the Committee discretion in creating incentives in order to assist the Company in attracting, retaining and rewarding directors, officers and other key employees and consultants of the Company. The Board of Directors believes the remaining shares under the 1996 Plan are insufficient to accomplish these purposes. Therefore, the Board of Directors is proposing to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares. If this proposal is approved, the 2,505,996 shares of Common Stock available for issuance under the 1996 Plan would represent approximately 14% of the total outstanding shares of Voting Stock.

Summary of the 1996 Plan

      The following is a brief description of the material features of the 1996 Plan. A copy of the 1996 Plan will be furnished to any stockholder upon oral or written request to: Transmedia Network Inc., 11900 Biscayne Boulevard, Miami, Florida 33181, Attention: Secretary (Telephone No. (305) 892-3300).

      Purpose. The purpose of the 1996 Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward directors, officers and other key employees and consultants of the Company and its subsidiaries (including consultants providing services of substantial value) and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

      Shares Available and Award Limitations. Under the 1996 Plan, a maximum of 1,505,966 shares of Common Stock may be subject to outstanding awards at any point in time. Subject to stockholder approval of the proposed amendment, the maximum number of shares of Common Stock that may be subject to outstanding awards at any point in time will be increased from 1,505,966 to 2,505,966. Shares of Common Stock delivered under the 1996 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. In addition, the 1996 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given calendar year in order to qualify awards as "performance-based compensation" not subject to the $1,000,000 cap on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, no participant may in any calendar year be granted awards under the 1996 Plan with respect to more than 250,000 shares of Common Stock nor be paid in connection with awards amounts of cash that exceed the greater of the fair market value of that number of shares at the date of grant or the date of settlement of the award. Adjustments to the exercise price as well as to the number and kind of shares of stock, subject to the share limitations and annual per-person limitations under the 1996 Plan and subject to outstanding awards, are authorized in the event that the Committee determines that a dividend or other distribution (whether in the form of cash, Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the 1996 Plan.

      On January 26, 2000, the last reported sale price of the Company's Common Stock on the composite tape for New York Stock Exchange-listed securities was $5.00 per share.

      Eligibility. Directors, executive officers and other key employees of the Company and its subsidiaries, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries, and a person who is employed by an entity expected to become a subsidiary, is eligible to be granted an award under the Plan, provided that such award shall be cancelled if such person fails to commence such employment, or if such entity fails to become a subsidiary, and no payment of value may be made in connection with such award until such person has commenced such employment or until such entity has become a subsidiary.

      Administration. The 1996 Plan is administered by the Committee. Subject to the terms and conditions of the 1996 Plan, the Committee has full and final authority to designate participants, determine the type or types and number of awards to be granted, set terms and conditions of such awards, prescribe forms of award agreements, interpret the 1996 Plan, adopt and construe rules and regulations relating to the 1996 Plan, and make all other decisions and determinations which the Committee may deem necessary or advisable for the administration of the 1996 Plan. The 1996 Plan provides that Committee members and officers and employees of the Company acting on behalf of the Committee will not be personally liable, and will, to the extent permitted by law, be fully indemnified and protected by the Company, in connection with any action, determination, or interpretation taken or made in good faith under the 1996 Plan.

      Stock Options and SARS. The Committee is authorized to grant stock options, including both ISOs, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and stock appreciation rights ("SARs") entitling the participant to receive, upon the exercise thereof, the excess of (A) the fair market value of a share of Common Stock on the date of exercise (or other date specified by the Committee) over
(B) the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Committee provided that the exercise price of an ISO generally may not be less than the fair market value of the stock on the date of grant. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options at or following termination of employment, generally will be fixed by the Committee, except no ISO or SAR granted in tandem therewith may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Common Stock, other awards or other property (including notes or other contractual obligations of participants to make payment on a deferred basis, such as through "cashless exercise" arrangements), as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs will be determined by the Committee. Unless otherwise determined by the Committee, options will generally remain exercisable for a period of 90 days (one year in the case of death or disability) following termination of employment.

      Restricted and Deferred Stock. The 1996 Plan also authorizes the Committee to grant restricted stock and deferred stock. Restricted stock is an award of shares of stock which are subject to restrictions on transferability and which may be forfeited and reacquired by the Company in the event of certain terminations of employment prior to the end of a restriction period established by the Committee. Such an award would entitle the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of Common Stock at the end of a specified deferral period, subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of the applicable deferral period or portion thereof to which forfeiture conditions apply. Deferred stock awards carry no voting or dividend rights or other rights associated with stock ownership (although dividend equivalents may be granted, as discussed below).

      Dividend Equivalents. The Committee is authorized to grant dividend equivalents conferring on participants the right to receive cash, Common Stock, other awards, or other property equal in value to dividends paid on a specific number of shares of Common Stock. Dividend equivalents may be awarded on a free-standing basis or in connection with another award. The Committee may provide that dividend equivalents will be paid or distributed when accrued or will be paid or distributed on a deferred basis, and, if deferred, will be deemed to have been reinvested in additional Common Stock, awards, or other investment vehicles specified by the Committee.

      Other Stock-Based Awards, Bonus Stock, and Awards in Lieu of Cash Obligations. In order to enable the Company to respond to material developments in tax regulations, accounting principles, securities laws, and other legislation and regulations (interpretations thereof), and to trends in executive compensation practices, the 1996 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock and factors that may influence the value of Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding, and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant Common Stock as a bonus, or to grant Common Stock or other awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

      Non-Employee Directors Options. Each person who becomes a non-employee director will automatically receive a non-qualified stock option under the 1996 Plan relating to the purchase of 5,000 shares of Common Stock on the day after the date that he becomes a non-employee director. On the day after each of the Company's annual meetings, each person who is a non-employee director on any such day will automatically receive a non-qualified stock option under the 1996 Plan relating to the purchase of 5,000 shares of Common Stock, plus an additional 500 shares for each full year of service as a non-employee director performed from the date that the 1996 Plan was approved by the Company's stockholders to the date of such annual meeting, provided, however, that any non-employee director who was granted an option pursuant to the preceding sentence within 30 days of the date of an annual meeting will not be granted an option pursuant to this sentence on the day after such annual meeting.

      The exercise price of each share of Common Stock subject to an option granted to a non-employee director will equal the fair market value of a share of Common Stock on the date of grant. Payment of the exercise price for the shares being purchased may be made in cash, Common Stock, or a combination of both. Such non-qualified stock options will be exercisable one year from the date granted and will have a ten-year term from such date. An exercisable option will generally remain exercisable for a period of 90 days (one year in the event of death or disability) upon a non-employee director's cessation of his term.

      Other Terms of Awards. Awards may be made in a single payment, single transfer, or in installments, and awards may be settled in cash, Common Stock, other awards, or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of interest on any deferred amounts under the plan. The 1996 Plan authorizes the Committee to place shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 1996 Plan. The Committee may condition the payment of an award on the withholding of taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy withholding and other tax obligations.

Awards and other rights granted under the 1996 Plan may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution (or to a designated beneficiary upon the participant's death).

      In addition, the Committee may require achievement of preestablished performance targets as a condition of awards becoming exercisable or settleable under the 1996 Plan. If and to the extent required in order to comply with
Section 162(m) under the Code and regulations thereunder (so that payments with respect to such awards will be fully deductible by the Company) the business criteria applicable to awards will be selected from among the following: (i) annual return on capital; (ii) annual earnings per share; (iii) annual cash flow provided by operations; (iv) changes in annual revenues; and/or (v) strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures as specified by the Committee.

      Awards under the 1996 Plan are generally granted for no consideration other than services. The Committee, however, may grant awards alone or in addition to, in tandem with, or in substitution for, any other award under the 1996 Plan, any award granted under any other plan of the Company, any subsidiary, or any business entity to be acquired by the Company or subsidiary, or other rights to payment from the Company or subsidiary. Awards granted in addition to or in tandem with other awards may be granted either as of the same time or at different times.

      Vesting, Forfeitures and Acceleration Thereof. The Committee may, in its discretion determine the vesting schedule of options and other awards, the types of terminations of employment that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the exercisability and the lapsing of restrictions, or the expiration of deferral periods on any award. Unless otherwise provided by the Committee, all conditions and/or restrictions relating to the continued performance of services and/or the achievement of performance objectives with respect to the exercisability of an award will immediately lapse upon a change in control as defined in the 1996 Plan.

      Amendment and Termination of the 1996 Plan. The Board of Directors may amend, alter, suspend, discontinue, or terminate the 1996 Plan or the Committee's authority to grant awards thereunder without the consent of stockholders or participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by any federal or state law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted. Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the plan or broaden eligibility. Unless earlier terminated by the Board, the 1996 Plan will terminate at such time that no shares remain available and the Company has no further obligation with respect to any outstanding award.

      Participation in the 1996 Plan. The grant of awards under the 1996 Plan to eligible participants thereunder is subject to the discretion of the Committee. As of the date of this Proxy

Statement, there has been no determination by the Committee with respect to future awards under the 1996 Plan. Accordingly, future awards are not determinable.

      Federal Income Tax Implications of the 1996 Plan. The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be granted under the 1996 Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the 1996 Plan. The grant of an option or SAR (including a stock-based award in the nature of a purchase right) will create no tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an ISO (except that the alternative minimum tax may apply) and the Company will receive no deduction at that time. Upon exercising an option other than an ISO (including a stock-based award in the nature of a purchase right), the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and nonforfeitable stock acquired on the date of exercise, and upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable stock received. In each case, the Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

      A participant's disposition of shares acquired upon the exercise of an option, SAR, or other stock-based award in the nature of a purchase right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares (or the exercise price of the option in the case of shares acquired by exercise of an ISO and held for the applicable ISO holding periods). Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under an option or other award, except that the Company will be entitled to a deduction (and the participant will recognize ordinary taxable income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

      With respect to awards granted under the 1996 Plan that may be settled either in cash or in stock or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property received. The Company will be entitled to a deduction for the same amount. With respect to awards involving stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. Such election must be made and filed with the Internal Revenue Service within thirty days of the receipt of the shares or other property.

      The foregoing provides only a general description of the application of federal income tax laws to certain types of awards under the 1996 Plan. Different tax rules may apply with respect to participants who are subject to
Section 16 of the Exchange Act, when they acquire stock in a transaction deemed to be a nonexempt purchase under that statute, upon exercise of a derivative security within six months after the exempt grant of such derivative security under the 1996 Plan, or in other kinds of transactions under the 1996 Plan (such as payment of exercise price of an option by surrender of previously acquired Common Stock). The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws. Because of the variety of awards that may be made under the 1996 Plan and the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

      Section 162(m) of the Code, which generally disallows a public company's tax deduction for compensation to the chief executive officer and the four other most highly compensated executive officers in excess of $1,000,000. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. The Company intends that options granted with an exercise price at least equal to 100% of fair market value of the underlying stock at the date of grant, and other awards the settlement of which is conditioned upon achievement of performance goals (based on performance criteria described above) will qualify as such "performance-based compensation," although other awards under the 1996 Plan will not so qualify.

      The affirmative vote of holders of a majority of shares of Voting Stock outstanding on the Record Date present, or represented by proxy, and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 1996 Plan, provided that the total vote cast on the proposal represent more than 50% of all Voting Stock outstanding on the Record Date and entitled to vote on the proposal.

      The Board of Directors considers the proposed amendment to the 1996 Plan to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares to be in the best interests of the Company and its stockholders and recommends that the Stockholders vote FOR approval.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Financial Advisors

      See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions."

Investment Agreement

      In connection with a Stock Purchase and Sale Agreement (the "Purchase Agreement"), dated as of November 6, 1997, by and among Samstock, L.L.C. ("Samstock"), EGI-Transmedia Investors, L.L.C. ("EGI-TMI", and together with Samstock, "Purchasers"), the Company, and for the purposes of Section 5 thereto only, the Robert M. Steiner Trust, as trustee under declaration of trust dated March 9, 1983, as amended, establishing the Robert M. Steiner Revocable Trust (the "Steiner Trust"), Purchasers and Halmostock Limited Partnership purchased 2,500,000 shares of Common Stock (the "Shares") and 1,200,000 five-year warrants (the "Warrants") exercisable into shares of Common Stock for $10,625,000. In connection with the Purchase Agreement, the Company, Purchasers, Halmostock Limited Partnership and, for the purposes of Section 5 thereto only, the Steiner Trust, entered into an Amended and Restated Investment Agreement, dated as of March 3, 1998 (the "First Amended Investment Agreement"). In connection with the GAMI Loan and the Standby Purchase Agreement, dated as of June 30, 1999 (the "Standby Purchase Agreement"), entered into between Samstock and the Company in connection with the Rights Offering, the Company, Purchasers and, for the purposes of Section 5 thereto only, the Steiner Trust, entered into an Second Amended and Restated Investment Agreement, dated as of June 30, 1999 (the "Second Amended Investment Agreement" and, collectively with the First Amended Investment Agreement, the "Investment Agreement"), which amends, restates and supersedes the First Amended Investment Agreement except with respect to the rights and obligations of Halmostock Limited Partnership thereunder as they relate to each of the other parties thereto. Samstock and EGI-TMI are affiliates of Equity Group Investments, Inc. of which Rod F. Dammeyer is Managing Director.

      Covenants. Until March 3, 2003, the Purchasers will be entitled to designate two representatives, reasonably acceptable to the independent directors of the Company, to serve on the Board of Directors as long as the Purchasers, Halmostock Limited Partnership and their affiliates beneficially own at least an aggregate 15% of the combined voting power of the Company's outstanding voting securities (including, for these purposes, the shares issuable upon exercise of the Warrants until such time as the Warrants expire) or one such representative, in the event that the Purchasers, Halmostock Limited Partnership and their affiliates collectively beneficially own less than 15%, but at least 5%, of the combined voting power of the Company's outstanding voting securities. The Company agreed that it will not increase the size of the Board beyond seven members as long as the Purchasers are entitled to designate one or two Board representatives.

      Pursuant to the Investment Agreement, in addition to the right of the Purchasers to designate directors discussed above, Samstock has the right to designate, without the consent or approval of the independent directors of the Company, one additional representative to serve on the Board of Directors for a period of three years or, if earlier, until such time as the Purchasers, Halmostock Limited Partnership and their affiliates beneficially own less than an aggregate 15% of the combined voting power of the Company's outstanding voting securities. This right was granted because Samstock purchased, pursuant to the Standby Purchase Agreement, more than 25% of the total number of shares of Series A Preferred Stock issued by the Company in the Rights Offering.

      Voting Arrangements. The Purchasers and Halmostock Limited Partnership agreed that, except to the extent otherwise provided in the Investment Agreement, the Purchasers and Halmostock Limited Partnership would vote their securities with respect to the election or removal of directors of the Company either: (a) in accordance with the recommendations of a majority of the disinterested directors of the Company or (b) in the same proportions (including abstentions) as the owners of record of the Company's shares of Common Stock, other than those beneficially owned by the Purchasers and Halmostock Limited Partnership, vote their shares of Common Stock; provided that the Purchasers, Halmostock Limited Partnership and their affiliates may vote in favor of the election or retention of the one or two directors designated by the Purchasers as described in the preceding paragraph.

      Termination. The Investment Agreement will terminate if the Purchasers, Halmostock Limited Partnership and their affiliates collectively cease to own voting securities of the Company representing at least an aggregate 5% of the combined voting power of the Company.

Amended and Restated Agreement Among Stockholders

      In connection with the Purchase Agreement, the Company entered into an Amended and Restated Agreement Among Stockholders, dated as of March 3, 1998, with the Purchasers and Melvin Chasen and Iris Chasen (collectively, the "Stockholders"). Pursuant to this Agreement, the Stockholders, who together are the beneficial owners of 840,009 shares, or 6.16% of the outstanding shares of Common Stock of the Company, have agreed to grant Purchasers (i) a proxy to vote all of their shares, (ii) the right of first refusal on all public and private sales of their shares, and (iii) certain rights to require them to sell their share holdings in the event the Purchasers sell their shares; provided, however, that they will not be required to sell during a two-year period following March 3, 1998 at a share price of $6.00 or less. The Agreement Among Stockholders will terminate if the Purchasers and their affiliates cease to own voting securities representing at least 5% of the combined voting power of the Company.

Stockholders' Agreement

      In connection with the Purchase Agreement, the Company entered into a Stockholders' Agreement, dated as of March 3, 1998, with Purchasers and Halmostock Limited Partnership. Pursuant to this Agreement, Halmostock Limited Partnership, who together with Purchasers are the beneficial owners of 8,443,674 shares, or 44.97% of the outstanding shares of Common Stock of the Company, have agreed to grant Purchasers (i) a proxy to vote all of their shares, (ii) the right of first refusal on all public and private sales of their shares, and (iii) certain rights to require them to sell their share holdings in the event the Purchasers sell their shares; provided, however, that Halmostock Limited Partnership will not be required to sell 92,000 shares of Common Stock at a share price of $7.11 or less. The Stockholders' Agreement will terminate if the Purchasers, Halmostock Limited Partnership and their affiliates cease to own voting securities presenting at least in the aggregate 5% of the combined voting power of the Company.

Consulting Agreements

      In March 1998, Messrs. Wiedemann and Wunderman entered into consulting arrangements with the Company. As compensation for their services, Mr. Wiedemann and Mr. Wunderman were granted fully vested ten-year options to purchase 20,000 and 45,000 shares of Common Stock, respectively, and exercisable at $5.875 per share of Common Stock.


                           INDEPENDENT ACCOUNTANTS

      KPMG LLP audited the Company's financial statements for the fiscal year ended September 30, 1999. As has been the prior practice, the Board of Directors will appoint an auditor for the current fiscal year prior to the commencement of the audit.

      A representative of KPMG LLP is expected to be present at the Annual Meeting and will respond to appropriate questions; however, KPMG LLP will not be afforded an opportunity to make a statement.


                              OTHER BUSINESS

      It is not intended to bring before the Annual Meeting any matters except those proposed herein. Management is not aware at this time that any other matters are to be presented for action. If, however, any other matters properly come before the meeting, the persons named as proxies in the enclosed form of proxy intend to vote in accordance with their judgment on the matters presented.

                 PROVISION OF CERTAIN ADDITIONAL INFORMATION

      The Company's Annual Report for the fiscal year ended September 30, 1999 is being furnished with this Proxy Statement.

                          PROPOSALS OF STOCKHOLDERS

      Proposals, if any, of stockholders of the Company intended to be presented at the Annual Meeting of Stockholders in 2001 must be received by the Company no later than October 14, 2000. All stockholder notice of proposals submitted outside the processes of Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934 must be received by December 27, 2000, to be considered for presentation at the Annual Meeting of Stockholders in 2001. The proposal must be mailed to the Company's principal executive offices at 11900 Biscayne Boulevard, Miami, Florida 33181, Attention: Secretary.


                                OTHER MATTERS

      On written request, the Company will provide without charge to each record or beneficial holder of the Company's Common Stock as of January 26, 2000, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Requests should be addressed to Mr. Stephen E. Lerch, Executive Vice President and Chief Financial Officer, Transmedia Network Inc., 11900 Biscayne Boulevard, Miami, Florida 33181.

                                    By Order of the Board of Directors,


                                    --------------------------------------------
                                    KATHRYN M. FERARA
                                    Secretary

Miami, Florida
January 28, 2000

                           TRANSMEDIA NETWORK INC.

            Proxy for Annual Meeting of Stockholders March 1, 2000

The undersigned hereby appoints Gene M. Henderson and Stephen E. Lerch as Proxies, each with power to appoint his substitute, and hereby authorizes them, to represent and vote, as designated on the reverse side of this card, all shares of Common Stock and Series A Preferred Stock of Transmedia Network Inc. (the "Company"), held of record by the undersigned on January 26, 2000, at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on March 1, 2000 or any postponement or adjournment thereof.

1.abElection of Directors.

   Nominees (term expiring in 2001):        F. Philip Handy
                                            Gene M. Henderson
                                            Rod F. Dammeyer
                                            Herbert M. Gardner
                                            George S. Wiedemann
                                            Lester Wunderman

   [  ]  FOR
   [  ]  WITHHOLD AUTHORITY to vote for all nominees listed above
   [  ]  FOR all nominees listed (except as marked to the contrary below)



2. To approve an amendment to our 1996 Long-Term Incentive Plan, as amended, to increase the number of shares of Common Stock that may be subject to outstanding awards at any point in time under the 1996 Plan by 1,000,000 shares to an aggregate of 2,505,996 shares.

   [  ]  FOR
   [  ]  AGAINST
   [  ]  ABSTAIN

3. In their discretion, upon such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE BOARD OF DIRECTORS' SIX NOMINEES FOR ELECTION AND FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1996 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE SUBJECT TO OUTSTANDING AWARDS AT ANY POINT IN TIME UNDER THE 1996 PLAN BY 1,000,000 SHARES TO AN AGGREGATE OF 2,505,996 SHARES.

STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED WITHIN THE UNITED STATES.


SIGNATURES:___________________________________  DATE: ________________, 2000
Note: Please sign exactly as name or names appears on stock certificate (as indicated hereon).